Exhibit 99.2

HARRIS CORPORATION

Supplemental Information for Cyber Integrated Solutions Operation

and Impact to Harris Net Income per Diluted Common Share

(Unaudited)

	Total Fiscal 2011	Total Fiscal 2011	Total Fiscal 2011	Total Fiscal 2011	Total Fiscal 2011
	Fiscal Year 2011 Quarter Ended
	October 1, 2010	December 31, 2010	April 1, 2011	July 1, 2011	Total Fiscal 2011
	(In millions, except per share amounts)
Revenue	$0.6	$0.7	$0.5	$1.8	$3.6

Operating loss	$(3.1)	$(3.7)	$(3.1)	$(9.9)	$(19.8)

Operating loss, after income taxes	$(2.0)	$(2.4)	$(2.0)	$(6.4)	$(12.8)

After-tax impact to Harris net income per diluted common share	$0.01	$0.02	$0.02	$0.05	$0.10

	Fiscal Year 2012 Quarter Ended
	September 30, 2011	December 30, 2011
	(In millions, except per share amounts)
Revenue	$2.9	$7.5

Operating loss	$(9.4)	$(4.8)

Operating loss, after income taxes	$(6.1)	$(3.1)

After-tax impact to Harris net income per diluted common share	$0.05	$0.03

Note: In connection with the approved plan to exit the cyber integrated solutions operation, the Company expects to incur total estimated pre-tax charges of $113 million to $129 million ($70 million to $80 million after-tax or $0.61 to $0.70 per diluted share).